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                                                                 Exhibit: 10.3FT

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") effective as of December 31, 1997 is by and between Futech Educational Products, Inc., an Arizona corporation, ("EMPLOYER"), and Vincent Goett, an individual ("EMPLOYEE").

         A. EMPLOYER is engaged in the business of designing, manufacturing, distributing and marketing books, greeting cards, electronic devices and toys.

         B. EMPLOYEE has been working for EMPLOYER pursuant to a certain employment agreement dated August 7, 1996 between EMPLOYEE and EMPLOYER, and the parties now desire to redefine the nature, terms and conditions of their employment relationship.

         In consideration of the recitals and mutual agreements hereinafter set forth, the parties agree as follows:

                  1. Employment. EMPLOYER agrees to continue to employ EMPLOYEE on a full-time basis, in accordance with the terms and conditions set forth herein, and EMPLOYEE agrees to accept such continued full-time employment in accordance with said terms and conditions. EMPLOYEE's title shall be "President and Chief Executive Officer." EMPLOYEE's title and duties may be changed from time to time in the discretion of EMPLOYER's Board of Directors (the "Board"), President or Chief Executive Officer. EMPLOYEE agrees to devote his full time, skill, knowledge and attention to the business of EMPLOYER and the performance of his duties under this Agreement.

                  2. Term. The term of employment under this Agreement shall commence on December 31, 1997 (the "Effective Date") and shall continue for a period of five years, unless earlier terminated as set forth in Section 7 below. Thereafter, this Agreement shall automatically renew for additional one-year periods unless either party gives the other written notice of non-renewal at least 30 days prior to the expiration of the initial term or any renewal term.

                  3. Duties. EMPLOYEE shall be responsible for all of the duties of a President and Chief Executive Officer, including without limitation:

                           (a) Develop short and long term strategic objectives for EMPLOYER with the assistance of the Board;

                           (b) Pursue and evaluate business opportunities that may be beneficial to the financial growth and profitability of EMPLOYER;

                           (c) Initiate business alliances with industry leaders as required to attain EMPLOYER's objectives;


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                           (d)      Interface with executive management of
                  EMPLOYER to assure performance of EMPLOYER's operations are in accordance with EMPLOYER's established objectives; and

                           (e) Such other duties as may be determined by EMPLOYER.

                  4.       Compensation.

                           (a) Base Salary. EMPLOYER agrees to pay EMPLOYEE a base salary, before deducting all applicable withholdings, at the rate of not less than $200,000 per year in the first year of the Agreement and $350,000 per year in the second year of the Agreement, which shall be payable in accordance with EMPLOYER's standard payroll policies, which policies may be revised from time to time. At the end of the second year of the Agreement and each year thereafter, EMPLOYEE's base salary shall be reviewed by the Board and increased by no less than 10%.

                           (b) Deductions. EMPLOYER shall deduct from the payments made to EMPLOYEE hereunder any federal, state or local withholding or other taxes or charges which EMPLOYER is required to deduct under applicable law, and all amounts payable to EMPLOYEE under this Agreement are stated before any such deductions. EMPLOYER shall have the right to rely upon written opinion of counsel if any questions arise as to any deductions.

                           (c) Bonus. From time to time, EMPLOYEE may be eligible for a bonus at EMPLOYER's sole discretion.

                           (d) Stock Options. For past and future services rendered by EMPLOYEE to EMPLOYER, EMPLOYER shall issue to EMPLOYEE options to purchase 7,000,000 shares of common stock of EMPLOYER at an exercise price of $0.10 per share, according to the following vesting schedule:

Vesting Date     Number of Options Vested     Expiration Date
------------     ------------------------     ---------------
12/31/98               2,000,000                  12/31/08
12/31/99               2,000,000                  12/31/09
12/31/00               1,000,000                  12/31/10
12/31/01               1,000,000                  12/31/11
12/31/02               1,000,000                  12/31/12

                  5.       Benefits.

                           (a) Insurance. In addition to the compensation described above, while EMPLOYEE is employed hereunder, EMPLOYER shall pay for and provide EMPLOYEE and EMPLOYEE's dependents with the same amount and type of life,


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                  health and disability insurance as is provided from time to time to EMPLOYER's executive employees during the term of this Agreement.

                           (b) Expense Reimbursement. In addition to the compensation and benefits provided above, EMPLOYER shall, upon receipt of appropriate documentation, reimburse EMPLOYEE each month for EMPLOYEE's reasonable travel, lodging and other ordinary and necessary business expenses consistent with EMPLOYER's policies as in effect from time to time.

                           (c) Retirement. EMPLOYEE shall be entitled to participate in any retirement savings or benefits plan offered by EMPLOYER to its employees, as revised by EMPLOYER from time to time.

                  6. Vacation. EMPLOYEE shall be entitled to up to eight weeks of vacation with full pay per calendar year, in addition to such holidays as EMPLOYER may approve for its employees.

                  7. Termination. EMPLOYER may terminate EMPLOYEE's employment prior to the expiration of the initial term of employment or any extension thereof, in the manner provided in Section 7(a). Additionally, if EMPLOYEE's employment is terminated by EMPLOYER without Cause (as defined below), EMPLOYEE shall be entitled to compensation as provided in Section 7(d).

                           (a) For Cause. EMPLOYER may terminate this Agreement for Cause upon a unanimous vote of disinterested directors of the Board and a subsequent written notice to the EMPLOYEE stating the facts constituting such Cause, provided that EMPLOYEE shall have 10 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for Cause hereunder. In the event of termination for Cause, EMPLOYER shall be obligated to pay the EMPLOYEE only the salary due him through the date of termination pursuant to Section 4(a). "Cause" shall include material neglect of duties; wilful failure to abide by instructions or policies from, or set by, EMPLOYER in good faith; conviction of a felony or serious misdemeanor offense or pleading guilty or nolo contendere to same; the commission by EMPLOYEE of an act of dishonesty or moral turpitude involving EMPLOYER; EMPLOYEE's material breach of this Agreement; EMPLOYEE's breach of any other material obligation to EMPLOYER; or upon the bankruptcy, receivership, dissolution or cessation of business of EMPLOYER.

                           (b) Disability. If during the term of this Agreement, EMPLOYEE fails to perform his duties hereunder because of physical or mental illness or other incapacity for 30 consecutive days, or for 45 days during any 120-day period, EMPLOYER shall have the right to terminate this Agreement without further obligation hereunder, except for any bonus amount payable in accordance with Section 4(c) and any amounts payable pursuant to disability or workers'


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                  compensation insurance plans generally applicable to
                  EMPLOYER's employees. EMPLOYER shall provide EMPLOYEE with notice of commencement of the disability period, which period cannot commence more than 14 days prior to the date of the notice. If there is any dispute as to whether EMPLOYEE is or was physically or mentally disabled under this Agreement, whether his disability has ceased or whether he is able to resume his duties, such question shall be submitted to a licensed physician agreed upon by EMPLOYER and EMPLOYEE. EMPLOYEE shall submit to such examinations and provide information as such physician may request, and the determination of such physician as to EMPLOYEE's physical or mental condition shall be binding and conclusive on the parties. EMPLOYER agrees to pay the cost of any such physician's services, tests and examinations.

                           (c) Death. If the EMPLOYEE dies during the term of this Agreement, this Agreement shall terminate immediately, and the EMPLOYEE's legal representatives or estate shall be entitled to receive the base salary due to EMPLOYEE through the last day of the calendar month in which EMPLOYEE's death occurs and any other death benefits generally applicable to EMPLOYER's employees.

                           (d) Termination Without Cause; Severance Pay. EMPLOYER may terminate this Agreement without Cause upon a unanimous vote of disinterested directors of the Board and a subsequent written notice to EMPLOYEE. If EMPLOYER terminates this Agreement before the end of the term of the Agreement for any reason other than those described in Sections 7(a), 7(b) or 7(c), EMPLOYER shall pay to EMPLOYEE an amount equal to one year of EMPLOYEE's base salary, less applicable withholdings (the "Severance Pay").

                           (e) Termination by Employee; Severance Pay. If EMPLOYEE terminates this Agreement prior to the end of the term hereof, EMPLOYEE shall give written notice to EMPLOYER at least 30 days prior to termination. EMPLOYEE shall not be entitled to the Severance Pay if EMPLOYEE terminates this Agreement for any reason other than EMPLOYER's material breach thereof, or if EMPLOYEE's employment is terminated for the reasons described in Sections 7(a), 7(b) Or 7(c).

                  8.       Confidential Information; Exclusivity of EMPLOYEE's
Services.

                           (a)      Confidential Information. EMPLOYEE
                  acknowledges that EMPLOYEE may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, EMPLOYEE agrees that "Confidential Information" shall mean information or material proprietary to EMPLOYER or designated as Confidential Information by EMPLOYER or its clients or customers and not generally known by non-EMPLOYER personnel, which EMPLOYEE develops or of, or to, which EMPLOYEE may obtain knowledge or access through, or as a result of, EMPLOYEE's relationship with EMPLOYER (including information conceived, originated, discovered or developed in whole or in part by EMPLOYEE).


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                  Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to EMPLOYER's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and development plans, business plans, customer names, employee names and other information related to customers, price lists, pricing policies, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which EMPLOYER obtains from another party and which EMPLOYER treats as proprietary or designates as Confidential Information, whether or not owned by or developed by EMPLOYER. EMPLOYEE acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time EMPLOYEE first learns of such information, or generic information or knowledge which EMPLOYEE would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. EMPLOYEE further agrees:

                                    i)       To furnish EMPLOYER on demand, at
                           any time during or after employment, a complete list of the names and addresses of all present, former and potential customers and other contacts gained while an EMPLOYEE of EMPLOYER in EMPLOYEE's possession, whether or not in the possession or within the knowledge of EMPLOYER.

                                    ii)      That all notes, memoranda,
                           documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to EMPLOYER, and EMPLOYEE agrees to turn over all copies of such materials in EMPLOYEE's control to EMPLOYER upon request or upon termination of EMPLOYEE's employment with EMPLOYER.

                                    iii)     That while employed by EMPLOYER and
                           thereafter EMPLOYEE will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of EMPLOYEE's work for EMPLOYER.

                                    iv)      That any idea in whole or in part
                           conceived of or made by EMPLOYEE during the term of his employment, consulting, or similar relationship with EMPLOYER which relates directly or indirectly to EMPLOYER's current or planned lines of business and is made through the use of any of the Confidential Information of EMPLOYER or any of EMPLOYER's equipment, facilities, trade secrets or time, or which results


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                           from any work performed by EMPLOYEE for EMPLOYER,
                           shall belong exclusively to EMPLOYER and shall be deemed a part of the Confidential Information for purposes of this Agreement. EMPLOYEE hereby assigns and agrees to assign to EMPLOYER all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. EMPLOYEE shall acknowledge and deliver to EMPLOYER, without charge to EMPLOYER (but at its expense) such written instruments and do such other acts, including giving testimony in support of EMPLOYEE's authorship or inventorship, as the case may be, necessary (in the opinion of EMPLOYER) to obtain patents or copyrights or to otherwise protect or vest in EMPLOYER the entire right and title in and to the Confidential Information.

                           (b) Exclusivity of EMPLOYEE's Services. During the EMPLOYEE's employment by EMPLOYER and for a period of two years thereafter [but with regard to the two years thereafter, this Section 8(b) shall apply only if this Agreement is terminated for Cause pursuant to Section 7(a) or due to EMPLOYEE resigning or otherwise terminating his employment before the end of term of this Agreement], EMPLOYEE agrees that he shall not, except as an owner of less than two percent of a publicly-traded corporation's stock, enter into or engage, directly or indirectly, whether on his own account or as a shareholder, partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity other than EMPLOYER, in any or all of the following activities:

                                    i)       Engaging in the business of
                           designing, manufacturing, distributing and marketing books, greeting cards, electronic devices and toys in the entire world.

                                    ii)      Soliciting the past or existing
                           joint venturers, partners, customers, clients, suppliers, or business patronage of EMPLOYER or any of its predecessors, affiliates or subsidiaries.

                                    iii)     Soliciting the employment of any
                           employees of EMPLOYER or any of its affiliates or subsidiaries.

                                    iv)      Promoting or assisting, financially
                           or otherwise, any person, firm, association, corporation, or other entity engaged in the business of designing, manufacturing, distributing and marketing books, greeting cards, electronic devices and toys in the entire world.

                                    v)       Using any Confidential Information
                           [as defined in Section 8(a)] for the purpose of, or which results in, direct competition with EMPLOYER or any of its affiliates or subsidiaries.


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                           (c)      Injunctions. EMPLOYER and EMPLOYEE agree
                  that the restrictions contained in this Section 8 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, EMPLOYEE agrees that, in addition to and without limiting any other right or remedy EMPLOYER may have, EMPLOYER shall have the right to an injunction against EMPLOYEE issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to EMPLOYER.

                           (d)      EMPLOYEE also agrees, acknowledges,
                  covenants, represents and warrants as follows:

                                    i)       that he has read and fully
                           understands the foregoing restrictions and that he has been advised to consult with a competent attorney regarding the uses and enforceability of restrictive covenants;

                                    ii)      that he is aware that there may be
                           defenses to the enforceability of the foregoing restrictive covenants based on time or territory considerations, and that he knowingly, consciously, intentionally and entirely voluntarily, irrevocably waives any and all such defenses and will not assert the same in any action or other proceeding brought by EMPLOYER for the purpose of enforcing the restrictive covenants or in any other action or proceeding involving him and EMPLOYER;

                                    iii)     that he is fully and completely
                           aware that, and further understands that, the foregoing restrictive covenants are an essential part of the consideration for EMPLOYER entering into this Agreement and has entered into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties; and

                                    iv)      that the existence of any claim or
                           cause of action by EMPLOYEE against EMPLOYER, if any, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by EMPLOYER of the foregoing restrictive covenants which shall be litigated separately, except when EMPLOYEE's employment is terminated pursuant to Section 7(a) herein and a court of competent jurisdiction determines subsequently that EMPLOYEE was not terminated for Cause.

                           (e) If any of the provisions of this Section 8 should ever be deemed by a court of competent jurisdiction to exceed the temporal, geographic or occupational limitations permitted by applicable laws, those provisions shall be and are hereby reformed to the maximum temporal, geographic, and/or occupational limitations permitted by law.


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                           (f)      The obligations described in Sections 8(a),
                  (c), (d) and (e), above, shall survive any termination of this Agreement or any termination of the employment relationship created hereunder.

                           (g) After EMPLOYEE's employment terminates, the covenant not to compete in Section 8(b) shall be enforced at the sole option of EMPLOYER. This option shall be exercised by notice to the EMPLOYEE within 15 business days after termination of EMPLOYEE's employment. In the absence of such notice, said covenant not to compete shall be void. In the event employer elects to exercise this option, the employer shall pay employee, as additional compensation therefor, a sum of $350,000 (the "Noncompete Payment"). The Noncompete Payment shall be paid to employee in twelve equal monthly installments, without interest, monthly in arrears, beginning on the first day of the month following EMPLOYER's exercise of said option. Provided that, if the covenant not to compete in
                  Section 8(b) is modified or reduced by a court of competent jurisdiction, the Noncompete Payment to EMPLOYEE pursuant to this Section 8(g) shall be reduced accordingly. For example, if the duration or geographic area of the covenant not to compete in Section 8(b) is reduced from two years to one year, the Noncompete Payment shall be reduced by 50%.

                  9.       Inventions and Creations.

                           (a) EMPLOYEE agrees that all inventions, discoveries, developments, improvements, ideas, distinctive marks, symbols or phrases, copyrightable creations, works of authorship, mask works and other contributions including but not limited to software, advertising, design, art work, manuals and writings (collectively referred to as "Creations"), whether or not protected by statute, which have been, or are in the forfeiture conceived, created, made, developed or acquired by EMPLOYEE, either individually or jointly, while EMPLOYEE is retained by EMPLOYER and relate in any manner to EMPLOYEE's work for EMPLOYER, the research or business of EMPLOYER or fields into which the business of EMPLOYER may extend, belong to and are the property of EMPLOYER.

                           (b) EMPLOYEE agrees and warrants that the Creations will be EMPLOYEE's original work and will not improperly or illegally incorporate any material created by or belonging to others.

                           (c) EMPLOYEE hereby sells, assigns and transfers to EMPLOYER exclusively and irrevocably, without further compensation, all ownership, title and rights in and to all of the Creations. EMPLOYEE further agrees to promptly and fully disclose the Creations to EMPLOYER in writing, if requested by EMPLOYER, and to deliver promptly to EMPLOYER whenever reasonably requested and also upon completion of this Agreement, any and all originals and copies of manuscripts, programs, writings, pictorial materials, drafts and notes of the Creations, regardless


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                  of the media in which they might exist. EMPLOYEE agrees to execute and deliver any and all lawful applications, assignments and other documents which EMPLOYER requests for protecting the Creations in the United States or any other country. EMPLOYER shall have the full and sole power to prosecute such applications and to take all other actions concerning the Creations, and EMPLOYEE agrees to cooperate fully, at the expense of EMPLOYER, in the preparation and prosecution of all such applications and any legal-actions and proceedings concerning the Creations.

                           (d) Without diminishing in any way the rights granted to EMPLOYER above, if a Creation is described in a patent, copyright or trademark application, or is disclosed to a third party by EMPLOYEE within two years after EMPLOYEE's employment with EMPLOYER is terminated, EMPLOYEE agrees that it is to be presumed that the Creation was conceived, created, made, developed or acquired by EMPLOYEE during the period of his employment with EMPLOYER, unless EMPLOYEE can prove otherwise by clear and convincing evidence.

                  10. Governing Law and Venue. Arizona law shall govern the construction and enforcement of this Agreement and the parties agree that any claim or cause of action pertaining to this Agreement shall lie only in courts of competent jurisdiction located in Maricopa County, Arizona.

                  11. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The parties agree that each party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

                  12. Nondelegability of EMPLOYEE's Rights: EMPLOYER Assignment Rights. The obligations, rights and benefits of EMPLOYEE hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon reasonable notice to EMPLOYEE, EMPLOYER may transfer EMPLOYEE to an affiliate of EMPLOYER, which affiliate shall assume the obligations of EMPLOYER under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring EMPLOYER or its business.

                  13. Severability. If any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such a modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.


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                  14.      Attorneys' Fees. Except as otherwise provided herein,
if any party hereto institutes an action or other proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

                  15. Consideration. It is expressly understood and agreed that this document sets forth the entire consideration for this Agreement, and that said consideration for this Agreement is contractual and not a mere recital.

                  16. Gender and Number. All terms used in one number or gender shall be construed to include any other number or gender as the context may require.

                  17. Counterparts. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

                  18. Section Headings. The section headings used in this Agreement are inserted for convenience only and shall not affect the meaning or construction of this Agreement.

                  19. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt if either personally delivered, sent by certified mail, return receipt requested, sent by telefacsimile with a copy by first-class U.S. mail, or sent by a nationally-recognized overnight courier service, addressed to the parties as follows:

                           If to EMPLOYER:   Futech Educational Products, Inc.
                                             2999 N. 44th Street
                                             Suite 225
                                             Phoenix, Arizona 85018-7247
                                             Attention: Fred B. Gretsch
                                             Fax: 602-808-9950

                           With a copy to:   Quarles & Brady
                                             One East Camelback Road, Suite 400
                                             Phoenix, Arizona 85012-1649
                                             Attention: Mark K. Briggs
                                             Fax: 602-230-5598

                           If to EMPLOYEE:   Vincent Goett
                                             6400 North 48th Street
                                             Paradise Valley, AZ 85253
                                             Fax: 602-808-9737


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